                        KILLMAN, MURRELL & COMPANY, P.C.

                          Certified Public Accountants

505 N. Big Spring, Suite 603     1931 E. 37th, Suite 7     14810 Le Grande Drive
    Midland, Texas 79701          Odessa, Texas 79762       Dallas, Texas 75244
        915-686-9381             915-363-0067/550-4910         972-991-9324
      Fax 915-684-6722             Fax 915-363-0376          Fax 972-991-9323



                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the reference to our firm under the heading "Experts" and to the incorporation of our reports dated March 11, 1998, which are incorporated in this Registration Statement on Form S-1, Amendment No. 9, and the related Prospectus of Lincoln Heritage Corporation.



                                        /s/ Killman, Murrell & Company, P.C.

                                        Killman, Murrell & Company, P.C.
                                        October 15, 1998